Rule l0bS-1 Sales Trading Plan Jeffrey E. Eberwein ("Seller") hereby adopts this Sales Plan ("Sales Plan") dated June 25, 2026, between Seller and Ladenburg Thalmann & Co. ("Ladenburg" or "Broker"), acting as agent. Recital This Sales Plan is being entered into between Seller and Broker to establish a trading plan for Seller that complies with the requirements of Rule 1 0b5-1 ( c )(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Seller is establishing this Sales Plan to sell for Seller shares of Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of Star Equity Holdings, Inc. (the "Issuer"). A. Implementation of the Plan 1. Seller hereby appoints Broker to sell shares of Preferred Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Broker hereby accepts such appointment. 2. Broker is authorized to begin selling Preferred Stock pursuant to this Sales Plan on October 1, 2026 (which shall be no earlier than 90 days from the date this Sales Plan is adopted) and shall cease selling Preferred Stock on the earliest to occur of the date on which Broker: (a) receives notice of the death of Seller; (b) learns that the Issuer or any other person publicly announces a tender or exchange offer with respect to the Preferred Stock; ( c) receives written notice from Seller of the public announcement of a merger, acquisition, reorganization, recapitalization, or comparable transaction affecting the securities of the Issuer as a result of which the Preferred Stock is exchanged or converted into shares of another company; ( d) receives notice of the commencement of any proceedings in respect of or triggered by Seller's bankruptcy or insolvency; and: □ October 1, 2028; and □ the date that aggregate shares of Preferred Stock in Exhibit A are sold pursuant to this Sales Plan. (the "Plan Sell Period"). 3. (a) Broker shall execute sales of the Preferred Stock in accordance with Exhibit A attached hereto. (b) Subject to the restrictions set forth in Exhibit A, Broker shall sell the Minimum Amount (as defined in Exhibit A) on any Trading Day under ordinary principles of best execution at the then-prevailing market price. ( c) If, consistent with ordinary principles of best execution or for any other reason, Broker cannot sell the Minimum Amount prior to the last Trading Day of the Plan Sell Period, Broker's authority to sell such shares for the account of Seller under this Sales Plan shall terminate. A "Trading Day" is any day during the Plan Sell Period that the Nasdaq Global Market (the "Principal Market") is open for business and the Preferred Stock trades regular way on the Principal Market. (d) The Minimum Amount and the Minimum Sales Prices (as defined in Exhibit A), if applicable, shall be adjusted automatically on a proportionate basis to take into account any Preferred Stock split or reverse Preferred Stock split or any change in capitalization with respect to the Issuer that occurs during the Plan Sell Period. 4. Broker shall not sell Preferred Stock hereunder at any time when: (i) Broker is selling Preferred Stock as sales agent for the Issuer's ATM offering program; (ii) Broker, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities, or other crisis or calamity has occurred; or (iii) Broker, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual, or regulatory restriction applicable to it or its affiliates or to Seller or Seller's affiliates ( other than any such restriction relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or the Preferred Stock); or (iv) Broker has received notice from the Issuer or Seller of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit B hereto; or (iii) Broker has received notice from Seller to terminate the Sales Plan in accordance with paragraph C.1 below. 5. Broker may sell Preferred Stock on any national securities exchange, in the over-the counter market, on an automated trading system or otherwise. B. Seller's Representations, Warranties and Covenants. Seller hereby represents warrants and covenants that: 1. Seller is not aware of any material nonpublic information concerning the Issuer or its securities. Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. 2. While this Sales Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan and agrees, except as expressly permitted herein, not to alter or deviate from the terms of this Sales Plan. While this Sales Plan is in effect, Issuer's Executive Vice-president of Finance ("EVP"), or in the EVP's absence Issuer's Chief Accounting Officer shall make all substantive determinations with regard to Issuer's existing at-the-market trading program. 3. (a) Seller has provided Broker with a certificate dated as of the date hereof signed by the Issuer substantially in the form of Exhibit B hereto. (b) Seller agrees to notify Broker as set forth in paragraph F .5 below as soon as practicable if Seller becomes aware of the occurrence of any event contemplated by paragraph 3 of the 2 certificate set forth as Exhibit B hereto. Such notice shall indicate the anticipated duration of the restriction but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Broker. Such notice shall be in addition to the notice required to be given to Broker by the Issuer pursuant to the certificate set forth as Exhibit B hereto. 4. The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller. 5. Seller agrees that until this Sales Plan has been terminated as permitted herein Seller shall not (i) enter into a binding contract with respect to the sale of the Preferred Stock with another broker, dealer, financial institution or other party (each, a "Financial Institution"), (ii) instruct another Financial Institution to sell or sell the Preferred Stock, or (iii) adopt a plan for trading with respect to Preferred Stock other than this Sales Plan. 6. Seller agrees that it shall not, directly or indirectly, communicate any material nonpublic information relating to the Preferred Stock or the Issuer to any employee of Broker or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect. 7. Seller agrees that Seller shall at all times during the Plan Sell Period, in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller. 8. Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of the Preferred Stock pursuant to this Sales Plan. 9. Broker may sell the Preferred Stock on any national securities exchange, in the over-the counter market, on an automated trading system or otherwise. Broker or one of its affiliates may make a market in the Preferred Stock and may act as principal in executing sales under the Sales Plan. To the extent that Broker administers other trading plans relating to Issuer's securities, Broker may aggregate orders for Seller with orders under other persons' trading plans for execution in a block and allocate each execution on a pro rata basis to each person and Seller. C. Termination 1. This Sales Plan may not be terminated prior to the end of the Plan Sell Period, except that: (i) it may be terminated at any time by written notice from Seller received by Broker's compliance office at the address or fax number set forth in paragraph F.5 below for any reason as long as such termination is made in good faith and not as part of a plan or scheme to evade the insider trading rules and Seller 3 represents that to Broker in such notice, with reasons for a permitted termination including, but not limited to, where legal or regulatory restrictions applicable to Seller or Seller's affiliates (other than any such restrictions relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or the Preferred Stock) would prevent Broker from selling Preferred Stock for Seller's account during the Plan Sell Period; and (ii) it may be suspended or, at Broker's option, terminated if Broker has received notice from the Issuer of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit B hereto. 2. Notwithstanding the foregoing, if this Sales Plan is terminated or suspended for any reason, trading under this Sales Plan may not recommence until after the Issuer's public announcement of its financial results of the fiscal quarter during which such termination occurs. D. Indemnification; Limitation of Liability 1. (a) Seller agrees to indemnify and hold harmless Broker and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Broker's actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller's representations and warranties hereunder) or any violation by Seller of applicable laws or regulations. (b) Notwithstanding any other provision hereof, Broker shall not be liable to Seller for: (i) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as "acts of God". (c) Notwithstanding any other provision hereof, Broker shall not be liable to Seller for (i) the exercise of discretionary authority or discretionary control under this Sales Plan, if any, or (ii) any failure to affect a sale required by paragraph A, except for failures to affect sales as a result of the gross negligence or willful misconduct of Broker. 2. Seller has consulted with Seller's advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Broker or any person affiliated with Broker in connection with, Seller's adoption and implementation of this Sales Plan. 4

3. Seller acknowledges and agrees that in performing Seller's obligations hereunder neither Broker nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller's assets, or exercising any authority or control respecting management or disposition of Seller's assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 197 4, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller's assets. Without limiting the foregoing, Seller further acknowledges and agrees that neither Broker nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any "investment advice" within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller's assets. E. Agreement to Arbitrate The arbitration provisions of Seller's existing brokerage account agreement with Broker ( account JNZ-019129 through clearing firm National Financial Services LLC) are hereby incorporated by reference and adopted. F. General 1. Seller shall pay Broker a commission per share of Preferred Stock sold as set forth in Exhibit A. 2. Seller and Broker acknowledge and agree that this Sales Plan is a "securities contract," as such term is defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), entitled to all of the protections given such contracts under the Bankruptcy Code. 3. This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supersedes any prior agreements or understandings with regard to the Sales Plan. 4. (a) This Sales Plan may be amended by Seller only upon the written consent of Broker and receipt by Broker of the following documents, each dated as of the date of such amendment: (i) a representation signed by the Issuer substantially in the form of Exhibit B hereto; and (ii) a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date. (b) Once each of the aforementioned documents is received by Broker, this Sales Plan, as modified, shall be effective immediately so long as the Issuer is in an open trading window. 5. All notices to Broker under this Sales Plan shall be given to Broker's compliance office and trading desk as follows: by telephone to (561) 620-2105 (Compliance) and (212) 308- 5 2121 (Trading), and by email to Compliance@ladenburg.com and Trading@ladenburg.com. 6. Seller's rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Broker. 7. This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 8. If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect. 9. This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto. [SIGNATURE PAGE FOLLOWS] 6 NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARA GRAPH E, PAGE 5. IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above. Jeffrey E. Eberwein Ladenburg Thalmann & Co. By: ______ _ Name: Dan Blood Title: Managing Director and Co-Head of Investment Banking Signature page to Eberwein 10b5-1 STRRP Sales Plan dated effective June 25, 2026. 7 /s/ Jeffrey E. Eberwein /s/ Dan Blood